                                                                     EXHIBIT 3.7

                           CERTIFICATE OF DESIGNATION
       PREFERENCES, RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL
                    RIGHTS, QUALIFICATIONS, LIMITATIONS AND
                                  RESTRICTIONS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                             MODTECH HOLDINGS, INC.

         The undersigned, Evan M. Gruber and Michael Rhodes, certify that:

         ONE. They are the duly elected Chief Executive Officer and Secretary, respectively, of the above-named corporation.

         TWO. Pursuant to and in accordance with the provisions of Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, the Board of Directors of this corporation has duly adopted the following recitals and resolutions.

         WHEREAS, the Certificate of Incorporation of this corporation provides for a class of its authorized shares known as Preferred Stock comprised of 5,000,000 shares issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of this corporation is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series and the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and

         WHEREAS, the Board of Directors of this corporation desires to establish a class of Preferred Stock to be designated as the "Series A Preferred Stock", and to fix the number of shares thereof and the rights, preferences, privileges, restrictions and other matters relating thereto;

         NOW, THEREFORE, BE IT RESOLVED, that a series consisting of 585,000 shares of Preferred Stock is hereby established and designated as the "Series A Preferred Stock" of this corporation (the "Series A Preferred Stock"), and that the Series A Preferred Stock shall have the rights, preferences and privileges, and shall be subject to the restrictions, as are hereinafter set forth:

         1. Dividend Provisions. The holders of outstanding Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.40 per share of Series A Preferred Stock per annum. Such dividends shall accrue on each share of Series A Preferred Stock from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous year at said rate per share per annum shall not have been paid or declared and set apart for all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before the corporation pays any dividend (except a dividend in shares of the corporation) on Common Stock. Undeclared or unpaid dividends shall not bear or accrue interest.

Unless full dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, no shares of Common Stock shall be purchased, redeemed, or acquired by the corporation and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the corporation or any wholly-owned subsidiary (including, but not by way of limitation, distributors and sales representatives) that are approved by the corporation's Board of Directors.

         2. Liquidation Preference.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) Five Dollars ($5.00) for each outstanding share of Series A Preferred Stock and (ii) an amount equal to accrued but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. If the consideration received to be received in any liquidation, dissolution or winding up of the corporation is other than cash, its value will be deemed its fair market value as reasonably determined by the this corporation's board of directors.

                  (b) Remaining Assets. Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

         3. No Redemption.

                   The Series A Preferred Stock shall NOT be subject to redemption at the option, election or request of the corporation or any holder or holders of Series A Preferred Stock.

         4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Except as provided in Section 4(b) below, no share of Series A Preferred Stock may be converted into Common Stock until two years after the date of its original issuance. Thereafter, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any at the office of this corporation or any transfer agent for such stock, into one share of fully paid and nonassessable shares of Common Stock (the "Conversion Ratio"). The Conversion Ratio for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

                  (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such Series A Preferred Stock upon the earlier of (i) the fourth anniversary date of its original issuance, or (ii) immediately upon a "Change in Control", regardless of when such Change of Control occurs. For purposes of this Section 4, a Change in Control means (i) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); (ii) a sale of all or substantially all of the assets of the corporation; (iii) the sale of capital stock constituting 50% or more of the Company's outstanding capital stock at the time of sale or, (iv) any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of.

                  (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Change in Control the conversion shall be deemed to have occurred immediately prior to the closing of the transaction which resulted in the Change of Control.

                  (d)      Adjustment in Conversion Price.

                           (i) Stock Splits. If the corporation at any time or
                  from time to time after the date of the first issuance of shares of the Series A Preferred Stock ( the "Original Issue Date") declares or pays any dividend on its Common Stock payable in Common Stock or in any right to acquire Common Stock, or effects a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or if the outstanding shares of Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Ratio in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                           (ii) Recapitalization. If at any time or from time to
                  time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or
                  Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
                  Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           (iii) Issuance of Additional Securities. Except as
                  otherwise provided in this Section 4(d), the Conversion Ratio will not be adjusted upward or downward because of the issuance of additional securities after Original Issue Date without consideration or for a consideration per share less than the price at which the Series A Preferred Stock was originally issued.

                  (e) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation, reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Ratio of the holders of the Series A Preferred Stock against impairment.

                  (f) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Ratio for such series of Preferred Stock at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

                  (h) Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (i) Reservation of Stock Issuable Upon Conversion.
                  This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

                           (j) Notices. Any notice required by the provisions of
                  this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

         5. No Voting Rights. The holder of each share of Series A Preferred Stock shall NOT have the right to vote their shares of Series A Preferred Stock on any matters on which holders of any other class of stock, including Common Stock, have the right to vote. However, holders of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation.

         6. Protective Provisions. Subject to the rights of other series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this corporation shall not alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock without the consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

         7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation.

         THREE. The authorized number of shares of Preferred Stock is 5,000,000 and no shares of such class have been issued. The authorized number of shares of Series A Preferred Stock is 585,000, and no shares of such series have been issued.

         IN WITNESS WHEREOF, the undersigned has executed this certificate. The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

Executed at Newport Beach, California on _____________1998.


                                        ________________________________________
                                        Evan M. Gruber, Chief Executive Officer



                                        ________________________________________

                                        _____________ Secretary